SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 14, 2009

NEW YORK MORTGAGE TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32216	47-0934168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52 Vanderbilt Avenue, Suite 403
New York, New York  10017
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (212) 792-0107

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.                  Changes in Registrant’s Certifying Accountant.

The Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of New York Mortgage Trust, Inc. (the “Company”) conducted a competitive process to select a firm to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009. As a result of this process and following careful deliberation, on December 14, 2009, the Audit Committee appointed Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009, and dismissed Deloitte & Touche LLP (“Deloitte”) from that role on December 14, 2009. The Company formally engaged Grant Thornton as its independent registered public accounting firm on December 17, 2009. The decision to dismiss Deloitte and engage Grant Thornton was approved by the Audit Committee and ratified by the Board following completion of a process in which several independent audit firms submitted bids and made presentations to the Company.

Deloitte’s audit reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2008 and 2007 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2008 and 2007 and in the subsequent interim period through December 14, 2009, there were no disagreements between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the subject matter of the disagreement in their reports included in the Company’s filings with the Securities and Exchange Commission (the “SEC”).

During the two most recent fiscal years and through December 14, 2009, there have been no “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K). However, during the first quarter of 2007, we concluded that there was a material weakness in the operation of the Company’s internal control over financial reporting as of December 31, 2006 related to an inadequacy in the operation of our control activities involving the completion and review of the accounting period closing process.  This inadequacy resulted from disruptions related to the sale of substantially all of our mortgage origination platform assets to IndyMac Bank, F.S.B. on March 31, 2007.  The Company subsequently remediated the material weakness during 2007 and concluded that its internal control over financial reporting was effective as of December 31, 2007 (as previously disclosed in its Annual Report on Form 10-K for the year ended December 31, 2007).

The Company provided Deloitte with a copy of the disclosures it is making in this Current Report on Form 8-K (the “Report”) prior to the time the Report was filed with the SEC. The Company requested that Deloitte furnish a letter addressed to the SEC stating whether or not it agrees with the statements made herein, but was unable to obtain a copy prior to the time of this filing. A copy of Deloitte’s letter will be filed as Exhibit 16.1 to an amendment to this Report when it becomes available.

During the two most recent fiscal years and through December 14, 2009, the Company has not consulted Grant Thornton regarding (1) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements, or (2) any matter that was either the subject of a “disagreement” (as such term is described in Item 304(a)(1)(iv) of Regulation S-K) or a “reportable event” with Deloitte (as such term is described in Item 604(a)(1)(v) of Regulation S-K).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW YORK MORTGAGE TRUST, INC. (Registrant)

Date: December 18, 2009	By:	/s/ Steven R. Mumma
Steven R. Mumma Chief Executive Officer